Exhibit 10.24

THOMAS PROPERTIES GROUP, INC.

[Form of]

2004 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

THIS OPTION AWARD AGREEMENT (this “Agreement”), dated as of                     , is entered into between THOMAS PROPERTIES GROUP, INC. a Delaware corporation (the “Company”), and                      (“Optionee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the Thomas Property Group, Inc. 2004 Equity Incentive Plan (the “Plan”).

1. Grant of Option Right. Pursuant to the Plan, the Company hereby grants to Optionee, as a Participant in the Plan and effective as of the Date of Grant (as defined in Section 3), an option right (“Option Right”) to purchase              shares (“Option Shares”) of the Company’s common stock, par value $0.01 per share (“Common Shares”), at the price of $             per share (the “Option Price”).

2. Type of Option Right. The Option Right is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

3. Date of Grant. The effective date of the grant of this Option Right is                      (“Date of Grant”).

4. Date of Expiration. This Option Right shall expire on the tenth anniversary of the Date of Grant (the “Date of Expiration”), unless earlier terminated under Section 7(a).

5. Vesting of Option Right.

(a) Except as otherwise provided in this Agreement, the Option Right shall become vested and exercisable to the extent of         % of the Option Shares on each of the first, second and third anniversaries of the Date of Grant[; provided, however, that if the Board determines that Optionee has satisfied the management objectives established by the Board and attached as Appendix B hereto as of the              anniversary of the Date of Grant, the Option Right shall become fully vested and exercisable on the              anniversary of the Date of Grant].

(b) Notwithstanding the provisions of Section 5(a) above, the Option Right shall become immediately vested and exercisable in full upon the occurrence of a Change in Control, as defined in the Plan.

(c) Notwithstanding Section 5(a) above, the Board, in its sole discretion, may determine within 60 days following one of the events described in clauses (i) through (iii) below that the Option Right shall become immediately exercisable in full (i) if Optionee becomes permanently disabled (as determined by the Board), (ii) if Optionee dies while an employee of the Company, an Affiliate or a Subsidiary, (iii) if Optionee retires at or after the earliest voluntary retirement age permitted by his or her employer or with the consent of the Board, or (iv) under other special circumstances.

6. Manner of Exercise.

(a) To the extent that the Option Right is exercisable in accordance with Section 5, the Option Right may be exercised by Optionee at any time, or from time to time, in whole or in part on or prior to the Termination Date; provided, however, that Optionee must exercise the Option Right in multiples of 100 Option Shares unless fewer than 100 Option Shares are available for purchase by Optionee under this Agreement at the time of exercise.

(b) Optionee shall exercise the Option Right by delivering to the Company an Option Exercise Notice, in the form attached hereto as Appendix A, which notice shall specify the number of Option Shares to be purchased and be accompanied by payment in full of the Option Price.

(c) The Option Price shall be payable (i) in cash or check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by Optionee for at least six months, or (iii) by a combination of the foregoing.

(d) The Company’s obligation to deliver Option Shares to Optionee is subject to and conditioned upon Optionee satisfying all tax obligations associated with Optionee’s exercise of the Option Right. The Company and its Affiliates and Subsidiaries, as applicable, shall be entitled to deduct from any payment otherwise due to Optionee the amount necessary to satisfy all such taxes.

(e) Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company will cause certificates for the Option Shares purchased hereunder to be delivered to Optionee.

7. Termination.

(a) The Option Right shall terminate on the earliest of the following dates (such date, the “Termination Date”):

(i) 90 days after Optionee’s employment with the Company, an Affiliate or a Subsidiary is terminated for any reason other than permanent disability (as determined by the Board) or death; provided, however, that Optionee’s Option Right shall terminate immediately if Optionee is terminated for cause. For purposes of the foregoing, whether Optionee has been terminated for cause shall be determined by the Board in its reasonable discretion.

(ii) One year after Optionee becomes permanently disabled (as determined by the Board) or dies, if Optionee dies or becomes permanently disabled while an employee of the Company or an Affiliate or Subsidiary; or

(iii) The Date of Expiration.

(b) Subject to Section 5(c), during the 90-day period referred to in Section 7(a)(i) above and the one-year period referred to in Section 7(a)(ii) above, the Option Right may be exercised only to the extent that, at the time that Optionee ceases to be an employee of the Company or an Affiliate or a Subsidiary, it is exercisable pursuant to Section 5 hereof.

(c) For the purposes of this Agreement, the continuous employment of Optionee with the Company, an Affiliate or a Subsidiary shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Company, an Affiliate or Subsidiary by reason of (i) the transfer of Optionee’s employment among the Company and its Affiliates and Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Optionee’s employment with the Company or any Affiliate or Subsidiary.

8. Share Certificates. All certificates evidencing Option Shares purchased pursuant hereto, and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing Option Shares which, in the opinion of counsel for the Company, are subject to similar legal requirements, shall have endorsed thereon before issuance such restrictive or other legends as the Company’s counsel may deem necessary or advisable. The Company and any transfer agent shall not be required to register or record the transfer of any such shares unless and until the Company or its transfer agent shall have received from Optionee’s counsel an opinion, in a form satisfactory to the Company, that any such transfer will not be in violation of any applicable law, rule or regulation. Optionee agrees not to sell, assign, pledge or otherwise dispose of any Option Shares or any Common Shares that are subject to restrictions on transfer described in this Section 8 without the Company first receiving such an opinion.

9. Transfer. The Option Right may not be transferred by Optionee except by will or the laws of descent and distribution and may not be exercised during the lifetime of Optionee except by Optionee or Optionee’s guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.

10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal or state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise and issuance of the Option Shares would result in a violation of any such laws.

11. Employment Rights. This Agreement shall not confer on Optionee any right with respect to the continuance of employment or other service with the Company or any Affiliate or Subsidiary. No provision of this Agreement shall limit in any way whatsoever any right that the Company or an Affiliate or Subsidiary may otherwise have to terminate the employment of Optionee at any time.

12. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company, at:	ARCO Plaza
515 South Flower Street
Los Angeles, California 90071
Attention: Corporate Secretary

If to Optionee, at:	Optionee’s address provided by Optionee on the last page hereof

Either the Company or Optionee may change the above designated address by written notice to the other specifying such new address.

13. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

14. Amendments. The Plan may be amended, suspended or terminated and this Agreement may be amended by the Board for purposes of satisfying changes in the law or for any other lawful purposes, provided that (i) no such action shall adversely affect Optionee’s rights under this Agreement without Optionee’s consent, and (ii) all such amendments shall be in writing.

15. Integration. The Option Right is granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to the Optionee and is available upon request to the Corporate Secretary at the address specified in Section 12 and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Optionee and supersede any prior understandings or agreements, whether written or oral, with respect to the Option Right.

16. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

THOMAS PROPERTIES GROUP, INC.

By:
Name:
Title:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option Right subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:
Optionee

OPTIONEE: Please complete/update the following information, as applicable.

Name:
Home Address:

Social Security Number:

APPENDIX A

OPTION EXERCISE NOTICE

You must sign this Option Exercise Notice before submitting it to the Company

OPTIONEE INFORMATION

Name:	_________________________________	Address:	________________________________

Social Security Number:			________________________________

OPTION INFORMATION

Date of Grant:	________________________________	Option Price per Common Share: $	________________________________

Total number of Common Shares covered by your Option Right:

EXERCISE INFORMATION

Number of Common Shares for which you are exercising your Option Right:

Total purchase price for the Common Shares that you are electing to purchase:

Form(s) of payment enclosed:	☐ Check for $ , payable to Thomas Properties Group, Inc.

☐ Cash, in the amount of $

☐ Certificate[s] for Common Shares that I have owned for at least six months. (These Common Shares will be valued as of the date this Option Exercise Notice is received by the Company.)

Unless you indicate otherwise, the Common Shares will be issued in your name only. If you wish to have the Common Shares issued in both your name and your spouse’s name, check the appropriate box below:

☐ Issue the Common Shares in the names of my spouse and myself as community property.

☐ Issue the Common Shares in the names of my spouse and myself as joint tenants with the right of survivorship.

My spouse’s name (if applicable):	________________________________________________________________

OPTIONEE’S REPRESENTATIONS

1. I acknowledge that I have received, read and understood my Option Award Agreement.

2. I acknowledge that I am acquiring the Common Shares subject to all other terms of the Company’s 2004 Equity Incentive Plan and my Option Award Agreement.

3. I acknowledge that I have consulted with any tax consultant(s) that I deem advisable in connection with the purchase or disposition of the Common Shares and that I am not relying on the Company for any tax, legal or other advice. I also acknowledge that the Company and any of its affiliates or subsidiaries, as applicable, shall be entitled to deduct from any payment otherwise due to me the amount necessary to satisfy all applicable taxes associated with my receipt of the Common Shares.

Signature:	Date:

APPENDIX B

Management Objectives